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                                                                     EXHIBIT 5.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Sponsors and Trustee of
Corporate Income Fund,
Intermediate Term Series-56, Defined Asset Funds:



We consent to the use in this Registration Statement No. 33-63437 of our opinion dated January 4, 1996, relating to the Statement of Condition of Corporate Income Fund, Intermediate Term Series-56, Defined Asset Funds and to the reference to us under the heading "Miscellaneous -- Auditors" in the Prospectus which is a part of this Registration Statement.




DELOITTE & TOUCHE LLP
New York, N.Y.
January 4, 1996

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